Item 30. Exhibit (f) ii.

LAWS

of

MML BAY STATE LIFE INSURANCE COMPANY

ARTICLE I

CERTIFICATE OF INCORPORATION

AND CORPORATE SEAL

Section 1.    Certificate of Incorporation. The name and purpose of the
corporation shall be as set forth in the Certificate of Incorporation. These By-
laws, the powers of the corporation and of its directors and shareholders, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Certificate of Incorporation. All references in these
By-laws to the Certificate of Incorporation shall mean the Certificate of
Incorporation as from time to time amended.

Section 2.    Offices. The registered office of the corporation shall be located in the City of Hartford, Connecticut. The principal administrative office of the corporation shall be located in the City of Springfield, Massachusetts. The corporation, in addition to its registered office and its principal office, may establish and maintain such other offices and places of business as the Board of
Directors, or such officer so authorized by the Board, may from time to time determine.

Section 3.    Corporate Seal. The corporate seal shall be in the form of a circle and shall bear the name of the corporation and shall indicate its formation under the laws of the State of Connecticut; provided, that the form of such seal shall be subject to alteration from time to time by the Board of
Directors.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second
Wednesday in the month of April of each year (or the next succeeding day thereafter not a legal holiday) or on such other date that is not a legal holiday, in either case as may be stated in the notice of the meeting. The place of such meeting shall be the principal administrative office of the corporation or such other place within the United States as shall be fixed by the Board of
Directors and stated in the notice of the meeting.

Section 2.    Special Meetings. A special meeting of the shareholders may be called at any time by the President or the Board of Directors and shall be called by the President upon the written request of ten percent of the shareholders of record entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the Secretary of the corporation. All special meetings shall be held at the principal administrative office of the corporation or at such other place as may be designated by the
President at a date and time to be fixed by the President, which date shall not be later than thirty days from the date of receipt of any written request.

Section 3.    Notice of Meetings. Except as otherwise required by statute, a written notice of each meeting of shareholders, whether annual or special, stating the place, date and hour and, if a special meeting, the purposes of the meeting, shall be given not less than ten nor more than sixty days before the meeting to each shareholder of record entitled to vote as of the date of said notice, by leaving such notice with him or at his residence or usual place of business. If mailed, such notice is deemed given when deposited in the United
States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation. All such notices shall be given by the Secretary or by such other officer as may be designated by the President. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before, during or after the meeting by such shareholder or his duly authorized attorney is filed with the records of the meeting, or to any shareholder who shall attend such meeting in person or by proxy otherwise than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or to any shareholder with whom communication is at the time unlawful. Unless a new record date is fixed, notice of adjournment of a meeting of shareholders to another date, time or place need not be given if such date, time and place are announced at such meeting prior to

its adjournment.

Section 4.    Quorum. At all meetings of shareholders, the shareholders present, in person or by proxy, representing a majority of the shares entitled to vote at the meeting shall be sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside over or act as secretary of such meeting may adjourn the meeting at such time as he deems advisable. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5.    Voting. Shareholders entitled to vote shall have one vote for each share of stock and a proportionate vote for a fractional share of stock entitled to vote held by them of record according to the records of the corporation. The corporation shall not, directly or indirectly, vote any share of its own stock.
The vote upon any question shall be by ballot whenever requested by any person entitled to vote but, unless such a request is made, voting may be conducted in any way approved by the meeting. In the absence of a higher standard required by law or these By-laws, any matter properly before a meeting of shareholders shall be decided by a majority of the votes cast thereon.

Section 6.    Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing, which proxy shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted.
Unless otherwise specifically limited by its terms, such proxy shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after eleven months from its date, unless the proxy provides for a longer period. The Secretary shall determine the validity of any proxy submitted for use at any meeting.

Section 7.    Waiver of Irregularities. Unless otherwise provided by statute, all informalities and irregularities in calls, notices of meetings and in the manner of voting, form of proxy, credentials and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.

Section 8.    Informal Action by Shareholders. So far as permitted by applicable law, any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a written consent setting forth such action is signed by all the shareholders entitled to vote thereon and such written consent is filed with the records of the corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    General Powers and Qualifications. The property, affairs and business of the corporation shall be managed by the Board of Directors, except as reserved to the shareholders by law, the Certificate of Incorporation or these By-laws. In particular, and without limiting the generality of the foregoing, the Board shall annually determine the divisible surplus of the corporation and the distribution thereof and it shall make such rules and regulations as it shall deem necessary or convenient for the proper conduct of the business and affairs of the corporation. The Board may (a) issue all or from time to time any part of the unissued capital stock of the corporation authorized under the Certificate of Incorporation; and (b) determine, subject to any requirement of law or the Certificate of Incorporation, the consideration
(not less than par value for shares having par value) for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

Section 2.    Number, Election and Term of Office. The Board of Directors shall be composed of not less than three nor more than fifteen directors, with the number of directors to be fixed from time to time by a vote of a majority of the
Board of Directors. Subject to the provisions of Section 7 of this Article III, the directors shall be elected annually by the shareholders entitled to vote at the annual meeting of shareholders, by a plurality of the votes at such election. No director need be a shareholder. Each director, whether elected at an annual meeting or pursuant to Section 7 of this Article III, shall continue in office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and qualified, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.    Meetings. An annual meeting of the Board of Directors for the election of officers and for the transaction of such other business as may properly come before the meeting shall be held upon the notice hereinafter provided for a special meeting. The directors, however, may hold such meeting, without notice, at the place where the annual meeting of shareholders is held, immediately following such meeting. The Board of Directors by resolution may provide for the holding of regular meetings, with or without notice, and may fix the times and places, within or without the State of Connecticut, at which such meetings shall be held.

Special meetings of the Board of Directors may be called by the President and shall be called by the President upon receipt of a written request of not less than two directors. All special meetings shall be held at a date, time and place to be fixed by the President, and the President shall direct the Secretary (a)
to give notice of each special meeting to each director mailed to him at his address as it appears upon the records of the corporation at least five days before the day on which the meeting is to be held or (b) to give notice to him in person or by telephone at least two days before such meeting. Such notice shall state the time and place of the meeting, but unless otherwise required by statute, the Certificate of Incorporation or these By-laws, need not state the purpose thereof. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before, during or after the meeting, is filed with the records of the meeting.

Section 4.    Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the directors present may take any action except as otherwise expressly required by law, the Certificate of Incorporation or these
By-laws. In the absence of a quorum, a majority of the directors present at the time and place of any meeting, may adjourn such meeting from time to time until a quorum be present. If by reason of one or more vacancies there is less than the minimum number of directors, the Board of Directors shall have the power to function legally prior to the filling of the vacancy; provided, however, that there shall always be a quorum.

Section 5.    Chairman. The Board of Directors may elect a Chairman from among its members. The Chairman, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be granted or assigned to him from time to time by the Board of Directors. If a
Chairman is elected but is absent or unable to preside at meetings of the Board of Directors, or if no Chairman is elected, the President shall preside at such meetings.

Section 6.    Resignation and Removal. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the
Chairman or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt. Any director may be removed either with or without cause at any time by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for that purpose.

Section 7.    Vacancies. A vacancy in the Board of Directors arising by reason of death, resignation, removal, increase in the number of directors or otherwise, which may occur between annual meetings of the shareholders of the corporation, may be filled by a majority vote of the remaining directors, although less than a quorum. Any such vacancy may also be filled by the shareholders entitled to vote for the election of directors at any meeting held during the existence of such vacancy.

Section 8.    Compensation. Directors, as such, shall not be compensated for their services, but by resolution of the Board of Directors may be paid a fee for attendance at each meeting of the Board of Directors or a committee thereof.
Nothing herein contained shall prevent any director from serving the corporation in any other capacity or receiving compensation therefor.

Section 9.    Informal Action by Directors. So far as permitted by applicable law, any action required or permitted to be taken at any meeting of the Board of
Directors may be taken without a meeting if a written consent setting forth such action is signed by all the directors and such written consent is filed with the records of the corporation.

Section 10.   Committees. The Board of Directors, by the affirmative vote of a majority of the Board, may appoint from its members such committees as it may deem advisable . Each committee shall have two or more members who shall serve at the pleasure of the Board of Directors. A majority of the designated committee members shall constitute a quorum for the transaction of business by such committee. When a quorum is present at any committee meeting, a majority of the committee members may take any action in respect of that committee except as otherwise expressly required by law, the Certificate of Incorporation or these
By-laws.

Section 11.   Informal Action by Committees. So far as permitted by applicable law, any action required or permitted to be taken at any meeting of a committee appointed by the Board of Directors may be taken without a meeting if a written consent setting forth such action is signed by all the members of such committee and such written consent is filed with the records of the corporation.

ARTICLE IV

OFFICERS

Section 1.    Number. The officers of the corporation shall be a President, a
Secretary and a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article IV. So far as permitted by applicable law, any two or more offices may be held by the same person.

Section 2.    Election, Term of Office and Qualifications. The President, the
Treasurer and the Secretary shall be elected annually by the directors at their first meeting following the annual meeting of shareholders, by vote of a majority of the directors present and voting. The President shall be and remain a director. No other officer need be a director.

Except as otherwise provided by law, the Certificate of Incorporation or these
By-laws, the President, the Treasurer and the Secretary shall hold office until the first meeting of the directors following the next annual meeting of shareholders and their respective successors are chosen and qualified, or, in each case, until he sooner dies, resigns or is removed, unless a shorter period shall have been specified by the terms of his election.

Section 3.    Other Officers. The Board of Directors from time to time may elect or appoint other officers or agents, including but not limited to one or more vice presidents, one or more assistant treasurers and one or more assistant secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of
Directors from time to time may determine. The Board of Directors may delegate to any officer or committee the power to appoint any such other officers or agents and to prescribe their respective authority and duties.

Section 4.    The President. The President shall, subject to the control of the
Board of Directors, have general charge of the business, affairs and property of the corporation, and control over its several officers. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

Section 5.    The Treasurer. Subject to the order of the Board of Directors, the
Treasurer shall have supervision over the funds, receipts and disbursements of the corporation. He shall cause all monies and other valuable effects to be deposited in the name and to the credit of the corporation, in such banks, trust companies or other depositories as shall be selected by the Board of Directors or which he shall select pursuant to authority conferred upon him by the Board of Directors. He shall cause the funds of the corporation to be disbursed by checks or drafts upon the authorized depositories of the corporation drawn pursuant to authority conferred upon him by the Board of Directors and shall cause to be taken and preserved proper vouchers for all monies disbursed. He shall cause to be kept at the principal administrative office of the corporation correct books of account of its business and transactions and shall render to the President or Board of Directors, whenever requested, an account of the financial condition of the corporation and of his transactions as Treasurer. He shall be empowered, from time to time, to require of the officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation, and shall have such other powers and duties as from time may be assigned to him by these
By-laws or by the Board of Directors or the President.

Section 6.    The Secretary. The Secretary shall keep and record all the minutes of the meetings of shareholders and the Board of Directors in books to be maintained for that purpose. He shall give notice of meetings to each member of the Board of Directors in accordance with the provisions of these By-laws or as required by statute. He shall be custodian of the records of the Board of
Directors. He shall keep the seal of the corporation and shall see that the seal is affixed to all documents the execution of which, on behalf of the corporation under its seal, shall have been duly authorized or required. He shall see that all corporate records required by law to be kept or filed are properly kept or filed. He shall perform all duties and shall have all powers incident to the office of the Secretary, and shall perform such other duties and have such other powers as from time to time may be assigned to him by these By-laws or by the
Board of Directors or the President.

Section 7.    Chief Actuary. A chief actuary, if appointed or elected by the
Board of Directors, shall have charge of all calculations relating to policies issued by the corporation, including reserves or liabilities thereunder, and of constructing mathematical tables for use by the corporation and the preparation of data for submission to the Board of Directors relating to surplus funds of the corporation and the distribution thereof. The chief actuary shall perform such other duties and shall have such powers as may be assigned to him from time to time by the Board of Directors or the President.

Section 8.    Chief Legal Officer. A chief legal officer, if appointed or elected by the Board of Directors, shall have charge of the legal affairs of the corporation and shall have such other duties and such powers as may be assigned to him from time to time by the Board of Directors or the President.

Section 9.    Chief Investment Officer. A chief investment officer, if appointed or elected by the Board of Directors, shall have such duties and such powers as may be assigned to him from time to time by the Board of Directors or the
President.

Section 10.   Comptroller. A comptroller, if appointed or elected by the Board of Directors, shall have charge of the accounting affairs of the corporation and shall have such other duties and such powers as may be assigned to him from time to time by the Board of Directors or the President.

Section 11.   Resignation and Removal. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the
President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt. Any officer may be removed, either with or without cause, by vote of a majority of the total number of directors constituting the entire Board of Directors.

Section 12.   Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired term in the manner prescribed by these By-laws for the regular election or appointment to such office.

Section 13.   Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the corporation.

ARTICLE V

INDEMNIFICATION

The corporation shall, to the fullest extent and under the circumstances permitted by Connecticut law, as amended from time to time, indemnify any person serving or who has served (a) as a director, officer, employee or agent of the corporation or (b) at the corporation's request, as a director, trustee, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liabilities and expenses incurred by him in connection with the defense or disposition of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, while serving or thereafter, by reason of his having been such a director, trustee, officer, partner, employee or agent, except (unless otherwise permitted by Connecticut law) (y) in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or
(z) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Expenses, including counsel fees, reasonably incurred by any such director, trustee, officer, partner, employee or agent who is a party to a proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of a written affirmation of the person's good faith belief that he has met the standard of conduct permitting indemnification and a written undertaking to repay the advance upon a determination that he did not meet the standard of conduct; provided, however, that a determination is also made that on the basis of the facts then known indemnification would not be precluded.

The right of indemnification hereby provided shall not be exclusive of or affect any other right to which any such director, trustee, officer, partner, employee or agent may be entitled. Nothing contained in this Article shall affect any other right to indemnification to which such persons may be entitled by contract or otherwise under law.

ARTICLE VI

EXECUTION OF INSTRUMENTS

Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all documents, instruments or writings of any nature made, accepted or endorsed by the corporation shall be signed, executed, verified, acknowledged and delivered by the President, a vice president of any rank or the Secretary.

ARTICLE VII

CAPITAL STOCK

Section 1.    Number of Shares; Par Value. The total number of shares and the par value of all stock which the corporation is authorized to issue shall be as stated in the Certificate of Incorporation.

Section 2.    Certificates of Stock. Each shareholder shall be entitled to a certificate, signed by the President and by the Treasurer or Secretary, certifying the number and class of the shares owned by him in the corporation.
Such signatures may be facsimiles. Certificates for shares of the stock of the corporation shall be in such form as shall be approved by the Board of
Directors, and the seal of the corporation shall be affixed thereto. There shall be entered upon the stock books of the corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares and the date thereof.

ARTICLE VIII

APPLICATIONS, POLICIES AND PREMIUMS

The President, the chief actuary, if any, and the chief legal officer, if any, shall prescribe and approve all forms of policies issued by the corporation, including all riders and provisions included in or attached to such policies, and the forms of application therefor. The President and the chief actuary, if any, shall fix all rates of premiums. The Board of Directors may determine from time to time the maximum amount of insurance to be issued on an individual life.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall end on the last day of December annually.

ARTICLE X

AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors, except that the Board may take no action which by law or the Certificate of Incorporation is required to be taken by the shareholders. Any By-law so amended or repealed by the directors may be further altered, amended or reinstated by the shareholders in the manner provided below.

These By-laws may be amended or repealed by a majority vote of the shareholders present at any annual meeting or at a special meeting called for that purpose, provided that (a) the notice of any such annual or special meeting shall specify the subject matter of the proposed amendment or repeal and (b) any such proposed amendment or repeal shall have been submitted in writing and filed with the
Secretary at least five days prior to such meeting. In amending or repealing any
By-law, the shareholders may provide that such By-law may not be amended or repealed by the Board of Directors.

ARTICLE XI

EFFECTIVE DATE

These By-laws shall become effective with the redomestication of the corporation in the State of Connecticut.